Tokheim Corporation and Subsidiaries
Exhibit (4.24)


                                AMENDMENT NO. 3
                TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT


          THIS AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("Amendment") is made as of February 27, 1999 by and among TOKHEIM CORPORATION, an Indiana corporation (the "Company"), GASBOY INTERNATIONAL, INC., a Pennsylvania corporation ("Gasboy"), the financial institutions listed on the signature pages hereof (the "Lenders"), NBD BANK, N.A., in its individual capacity as a Lender and as contractual representative on behalf of the Lenders (the "Administrative Agent"), CREDIT LYONNAIS, as Documentation and Collateral Agent, and BANKERS TRUST COMPANY, as Co-Syndication Agent under that certain Second Amended and Restated Credit Agreement dated as of December 14, 1998 by and among the Company, Gasboy, the Lenders, the Administrative Agent, the Documentation and Collateral Agent, and the Co-Syndication Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                                  WITNESSETH

          WHEREAS, the Company, Gasboy, the Lenders, the Administrative Agent, the Documentation and Collateral Agent, and the Co-Syndication Agent are parties to the Credit Agreement;

          WHEREAS, the Required Lenders are willing to amend the Credit Agreement on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Gasboy and the Required Lenders have agreed to the following amendments to the Credit Agreement.

     1. Amendments to Credit Agreement. Effective as of February 27, 1999 and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

          1.1.  Section 6.1 is hereby amended to insert the following new clause
     (ix) immediately at the end thereof:

          "(ix) As soon as practicable, and in any event within thirty (30) days after the close of each calendar month, with sufficient copies for the Lenders, copies of internal management financial statements for the most recently completed calendar month."

          1.2 Section 6.12 is hereby deleted in its entirety, and the following is substituted therefor:

          "6.12. Consolidated Net Worth. The Company shall maintain, as of the end of each fiscal quarter, Consolidated Net Worth of not less than
          (x) for each of the fiscal quarters ending on February 28, 1999, May 31, 1999 and August 31, 1999, the sum of (i) $64,000,000 plus (ii)
          100% of Net Cash Proceeds received after the Effective Date from the issuance of Capital Stock of the Company or any of its Subsidiaries to any Person other than the Company or its Subsidiaries and (y) for each fiscal quarter thereafter, the sum of (i) $75,000,000 plus (ii) sixty percent (60%) of

          Consolidated Net Income (if positive) for each fiscal year of the Company commencing with the fiscal year ending on or about November 30, 1999 and concluding with the fiscal year ending most recently prior to the date of determination but without deduction for any fiscal year in which there is a loss plus (iii) 100% of Net Cash Proceeds received after the Effective Date from the issuance of Capital Stock of the Company or any of its Subsidiaries to any Person other than the Company or its Subsidiaries."

          1.2. Section 6.23 is hereby deleted in its entirety, and the following is substituted therefor:

               " 6.23 Leverage Ratio and Senior Leverage Ratio. (a) At any and all times, the Company shall not permit the Leverage Ratio to exceed the amounts set forth below during the fiscal periods set forth below:

Fiscal Quarter Ending On or About
the Dates Set Forth Below:              Maximum Ratio
--------------------------              -------------

August 31, 1999                          7.0 to 1.00
November 30, 1999                        5.5 to 1.00

February 29, 2000                        5.5 to 1.00
May 31, 2000                             5.0 to 1.00
August 31, 2000                          5.0 to 1.00
November 30, 2000                        4.0 to 1.00

February 28, 2001                        4.0 to 1.00
May 31, 2001                             4.0 to 1.00
August 31, 2001                          4.0 to 1.00
November 30, 2001                        3.5 to 1.00

February 28, 2002                        3.5 to 1.00
May 31, 2002                             3.5 to 1.00
August 31, 2002                          3.5 to 1.00

And at all times
during each fiscal quarter thereafter    3.0 to 1.00

                    (b) At any and all times, the Company shall not permit the Senior Leverage Ratio to exceed the amounts set forth below during the fiscal periods set forth below:

Fiscal Quarter Ending On or About
the Dates Set Forth Below:              Maximum Ratio
--------------------------              -------------

February 28, 1999                        4.75 to 1.00
May 31, 1999                             4.25 to 1.00
August 31, 1999                          4.0 to 1.00
November 30, 1999                        3.5 to 1.00

February 29, 2000                        3.5 to 1.00
May 31, 2000                             3.5 to 1.00
August 31, 2000                          3.5 to 1.00
November 30, 2000                        3.0 to 1.00

February 28, 2001                        3.0 to 1.00

          May 31, 2001                             3.0 to 1.00
          August 31, 2001                          3.0 to 1.00
          November 30, 2001                        2.5 to 1.00

          February 28, 2002                        2.5 to 1.00
          May 31, 2002                             2.5 to 1.00
          August 31, 2002                          2.5 to 1.00

          And at all times
          during each fiscal quarter thereafter    2.0 to 1.00

          The Leverage Ratio and Senior Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (A) for Indebtedness, Indebtedness as of the last day of each such fiscal quarter; and (B) for EBITDA, the actual amount for the four-quarter period ending on such day (provided, however, that the Leverage Ratio and Senior Leverage Ratio shall be calculated for the Company and its Consolidated Subsidiaries (a) for the fiscal quarter ending February 28, 1999, using EBITDA for the two fiscal quarters ending on February 28, 1999 multiplied by two (2) and (b) for the fiscal quarter ending May 31, 1999, using EBITDA for the three fiscal quarters ending on May 31, 1999 multiplied by four-thirds (4/3))."

          1.3. Section 6.24 is hereby deleted in its entirety, and the following is substituted therefor:

               "6.24 Interest Expense Coverage Ratio. The Company shall not permit the Interest Expense Coverage Ratio to be less than the amounts set forth below for the fiscal periods set forth below:


          Fiscal Quarter Ending On or About
          the Dates Set Forth Below:                  Minimum Ratio
          --------------------------                  -------------
          February 28, 1999                           1.00 to 1.00

          May 31, 1999                                1.15 to 1.00

          August 31, 1999                             1.45 to 1.00

          November 30, 1999                           1.50 to 1.00

          February 28, 2000 through
           November 30, 2000                          2.00 to 1.00

          February 28, 2001 through
           November 30, 2001                          2.25 to 1.00
          And for each fiscal quarter
           ending thereafter                          2.50 to 1.00"



           1.4. Section 6.25 is hereby deleted in its entirety, and the following is substituted therefor:

               "6.25   Fixed Charge Coverage Ratio. The Company shall not permit
           the Fixed Charge Coverage Ratio to be less than the amounts set forth below for the fiscal periods set forth below:


          Fiscal Quarter Ending On or About
          the Dates Set Forth Below:                       Minimum Ratio
          ----------------------------------------         -------------
          August 31, 1999                                  1.00 to 1.00

          November 30, 1999 through November 30, 2000      1.10 to 1.00

          February 28, 2001 through November 30, 2001      1.20 to 1.00
          And for each fiscal quarter ending thereafter    1.25 to 1.00"


          1.5. Section 6.33 is hereby deleted in its entirety, and the following is substituted therefor:

                "6.33. Minimum EBITDA. The Company shall not permit EBITDA to be less than the amounts set forth below for the fiscal periods ending on the dates set forth below:

          Fiscal Quarter Ending on or About
          the Dates Set Forth Below:                       Minimum EBITDA
          --------------------------                       --------------
          November 30, 1998                                $ 17,000,000

          February 28, 1999                                $ 21,200,000
          May 31, 1999                                     $ 39,200,000
          August 31, 1999                                  $ 61,700,000
          November 30, 1999                                $ 75,000,000

          February 28, 2000                                $ 78,000,000
          May 31, 2000                                     $ 82,000,000
          August 31, 2000                                  $ 85,000,000
          November 30, 2000                                $ 90,000,000

          February 28, 2001                                $ 92,000,000
          May 31, 2001                                     $ 94,000,000
          August 31, 2001                                  $ 97,000,000
          November 30, 2001 and each fiscal quarter
            thereafter                                     $100,000,000

          In each case, EBITDA shall be determined as of the last day of each fiscal quarter then ended for the four fiscal quarter period ending on such date (provided, however that (a) EBITDA for the period ending on November 30, 1998 shall be calculated using EBITDA for the fiscal quarter ending on November 30, 1998, (b) EBITDA for the period ending on February 28, 1999 shall be calculated using EBITDA for the two fiscal quarters ending on February 28, 1999, and (c) EBITDA for the period ending on May 31, 1999 shall be calculated using EBITDA for the three fiscal quarters ending May 31, 1999)."

     2. Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of February 27, 1999 upon the delivery of (i) duly executed originals of this Amendment from the Required Lenders, Gasboy and the Company and (ii) duly executed originals of a Reaffirmation in the form of Exhibit A attached hereto from Tokheim Automation Corporation, Envirotronic Systems, Inc., Tokheim Investment Corp., Sunbelt Hose & Petroleum Equipment, Inc., Gasboy International, Inc., Management Solutions, Inc., Tokheim Equipment Corporation, and Tokheim RPS, LLC.

     3. Amendment Fee. Each Lender that delivers a duly executed signature page to this Amendment to James E. Clark, Sidley & Austin (fax: 312-853-7036) by 5:00 p.m. (Chicago time) on Monday, April 12, 1999, shall be entitled to an Amendment Fee of 0.25% of such Lender's Commitment (as defined in the Credit Agreement) outstanding as of April 12, 1999 provided this Amendment is approved by the Required Lenders (including the Administrative Agent). The Amendment Fee shall be due and payable on the date the Company executes this Amendment.

     4. Representations and Warranties of the Company. The Company and Gasboy hereby represent and warrant as follows:

          (a) This Amendment and the Credit Agreement as previously executed and amended and as amended hereby, constitute legal, valid and binding obligations of the Company and Gasboy and are enforceable against the Company and Gasboy in accordance with their terms.

          (b) Upon the effectiveness of this Amendment, the Company and Gasboy hereby reaffirm all covenants, representations and warranties made in the Credit Agreement, to the extent the same are not amended hereby, and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment (unless expressly made as of a different date).

     5.   Reference to the Effect on the Credit Agreement.

          (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Second Amended and Restated Credit Agreement dated as of December 14, 1998, as amended previously and as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any of the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

     6. Costs and Expenses. The Company agrees to pay all reasonable costs, fees and out-of-pocket expenses (including reasonable attorneys' fees and expenses charged to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, execution and enforcement of this Amendment.

     7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING WITHOUT LIMITATION, 735 ILCS 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


                                  TOKHEIM CORPORATION, as a Borrower


                                  By: ______________________________
                                        Name:
                                        Title:


                                  GASBOY INTERNATIONAL, INC., as a Borrower


                                  By: ______________________________
                                        Name:
                                        Title:


                                  NBD BANK, N.A., as Administrative Agent, as a Lender, as Issuing Lender, and a Swing Loan Lender


                                  By: ______________________________
                                        Name:
                                        Title:


                                  CREDIT LYONNAIS, CHICAGO BRANCH,
                                  as Documentation and Collateral Agent and as a Lender


                                  By: ______________________________
                                        Name:
                                        Title:


                                  BANKERS TRUST COMPANY, as Co-Syndication
                                  Agent and as a Lender


                                  By: ______________________________
                                        Name:
                                        Title:

                                  ABN AMRO BANK N.V.,  as a Lender


                                  By: ______________________________
                                        Name:
                                        Title:

                                  By: ______________________________
                                        Name:
                                        Title:


                                  CREDIT AGRICOLE INDOSUEZ, as a Lender


                                  By: ______________________________
                                        Name:
                                        Title:

                                  By: ______________________________
                                        Name:
                                        Title:


                                  HARRIS TRUST AND SAVINGS BANK, as a Lender


                                  By: ______________________________
                                        Name:
                                        Title:


                                  COMPAGNIE FINANCIERE DE CIC ET DE L'UNION
                                  EUROPEENNE, as a Lender


                                  By: ______________________________
                                        Name:
                                        Title:

                                  MERCANTILE BANK N.A., as a Lender


                                  By: ______________________________
                                        Name:
                                        Title:

                                  THE PROVIDENT BANK, as a Lender


                                  By: ______________________________
                                        Name:
                                        Title:


                                  FINOVA CAPITAL CORPORATION, as a Lender


                                  By: ______________________________
                                        Name:
                                        Title:


                                  IMPERIAL BANK, as a Lender


                                  By: ______________________________
                                        Name:
                                        Title:


                                  NATEXIS BANQUE BFCE, as a Lender

                                  By: ______________________________
                                        Name:
                                        Title:

                                  By: ______________________________
                                        Name:
                                        Title:

                                  BANK POLSKA KASA OPIEKI S.A. - PEKAO S.A.
                                  GROUP, NEW YORK BRANCH, as a Lender


                                  By: ______________________________
                                        Name:
                                        Title:


                                  SENIOR DEBT PORTFOLIO, as a Lender
                                  By:  Boston Management and Research,
                                       as Investment Advisor

                                  By: ______________________________
                                        Name:
                                        Title:

                                  EATON VANCE SENIOR INCOME TRUST, as a Lender
                                  By:  Eaton Vance Management as,
                                       Investment Advisor

                                  By: ______________________________
                                        Name:
                                        Title:


                                  OXFORD STRATEGIC INCOME FUND, as a Lender
                                  By:  Eaton Vance Management,
                                       as Investment Advisor


                                  By: ______________________________
                                        Name:
                                        Title:


                                  ML CLO XX PILGRIM AMERICA (CAYMAN) LTD.,
                                  as a Lender
                                  By:  Pilgrim Investments, Inc.,
                                       as its Investment Manager

                                  By: ______________________________
                                        Name:
                                        Title:

                                  ML CLO XII PILGRIM AMERICA (CAYMAN) LTD.,
                                  as a Lender
                                  By:  Pilgrim Investments, Inc.,
                                       as Investment Manager

                                  By: ______________________________
                                        Name:
                                        Title:


                                  MERRILL LYNCH PRIME RATE PORTFOLIO ,
                                  as a Lender
                                  By:  Merrill Lynch Asset Management, L.P.,
                                       as Investment Advisor

                                  By: ______________________________
                                        Name:
                                        Title:


                                  MERRILL LYNCH SENIOR FLOATING RATE FUND, INC., as a Lender


                                  By: ______________________________
                                        Name:
                                        Title:

                                  OCTAGON LOAN TRUST, as a Lender
                                  By:  Octagon Credit Investors, as Manager


                                  By: ______________________________
                                        Name:
                                        Title:


                                  INDOSUEZ CAPITAL FUNDING IIA, LIMITED,
                                  as a Lender
                                  By:  Indosuez Capital Luxembourg,
                                       as Collateral Manager


                                  By: ______________________________
                                        Name:
                                        Title:


                                  INDOSUEZ CAPITAL FUNDING IV, LP, as a Lender
                                  By:  Indosuez Capital Luxembourg,
                                       as Collateral Manager


                                  By: ______________________________
                                        Name:
                                        Title:


                                  ALLIANCE INVESTMENT OPPORTUNITIES FUND,
                                  L.L.C., as a Lender
                                  By:  ALLIANCE INVESTMENT OPPORTUNITIES
                                       MANAGEMENT, L.L.C., as Managing Member

                                  By:  ALLIANCE CAPITAL MANAGEMENT L.P.,
                                       as Managing Member

                                  By: ALLIANCE CAPITAL MANAGEMENT CORPORATION, as General Partner

                                  By: ______________________________
                                        Name:
                                        Title:


                                  KZH RIVERSIDE LLC, as a Lender


                                  By: ______________________________
                                        Name:
                                        Title:

                                  AMSOUTH BANK, as a Lender


                                  By: ______________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                                 REAFFIRMATION

          Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 3 to the Second Amended and Restated Credit Agreement dated as of December 14, 1998 by and among TOKHEIM CORPORATION, an Indiana corporation (the "Company"), GASBOY INTERNATIONAL, INC., a Pennsylvania corporation ("Gasboy", and, together with the Company, the "Borrowers"), the financial institutions from time to time party thereto (the "Lenders") and NBD BANK, N.A., in its individual capacity as a Lender and as contractual representative on behalf of the Lenders (the "Administrative Agent"), CREDIT LYONNAIS, as Documentation and Collateral Agent, and BANKERS TRUST COMPANY, as Co-Syndication Agent, as amended by an Amendment No.1 and an Amendment No. 2, dated as of January 11, 1999 and March 1, 1999, respectively (as amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), which Amendment No. 3 is dated as of February 27, 1999 (the "Amendment"). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by any Agent or any Lender, each of the undersigned reaffirms the terms and conditions of the Guaranty, Pledge Agreement, Security Agreement and any other Loan Document executed by it and acknowledges and agrees that such agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by Amendment No. 1, Amendment No. 2 and the Amendment and as the same may from time to time hereafter be amended, modified or restated.


Dated:  February 27, 1999              TOKHEIM AUTOMATION CORPORATION
                                       ENVIROTRONIC SYSTEMS, INC.
                                       TOKHEIM INVESTMENT CORP.
                                       SUNBELT HOSE & PETROLEUM
                                       EQUIPMENT, INC.
                                       GASBOY INTERNATIONAL, INC.
                                       MANAGEMENT SOLUTIONS, INC.
                                       TOKHEIM EQUIPMENT CORPORATION
                                       TOKHEIM RPS, LLC
                                             By:  Gasboy International, Inc.


                                       By: ______________________________
                                             Name:
                                             Title: